                                                                   EXHIBIT 10.18

                                    AGREEMENT


        THIS AGREEMENT (the "AGREEMENT") dated as of June 15, 1998 is between David St. Charles ("EMPLOYEE") and Integrated Systems, Inc. ("COMPANY"), a California corporation. As used in this Agreement, Company refers to Integrated Systems, Inc. and all parents, subsidiaries, divisions, predecessors, and successors of Integrated Systems, Inc.

THE PARTIES AGREE AS FOLLOWS:

        1. EMPLOYMENT TERMINATION. EMPLOYEE's employment with Company shall terminate effective upon the earlier of (i) December 15, 1998, or (ii) the date a new President and Chief Executive Officer commences employment with Company (the "TERMINATION DATE").

        2. PRE-TERMINATION OBLIGATIONS. Employee's employment as President and Chief Executive Officer of Company shall continue until the Termination Date. EMPLOYEE shall receive his current monthly base salary and benefits through the Termination Date (less applicable withholding). EMPLOYEE will be paid his accrued vacation pay on the Termination Date. EMPLOYEE will be paid an incentive compensation bonus of $100,000 on June 30, 1998. This payment is in lieu of any and all other bonuses for the Company's 1999 fiscal year and EMPLOYEE shall not have any right to any other bonus of any type whatsoever. EMPLOYEE shall continue to be a nominee for reelection as a member of the Board of Directors of Company at the Company's annual meeting of shareholders on July 15, 1998.

        3. POST TERMINATION OBLIGATIONS. EMPLOYEE shall serve as a consultant reporting to the new President and Chief Executive Officer or to the Board of Directors for one (1) year following the Termination Date (the "TRANSITION PERIOD").

        4. OBLIGATIONS OF COMPANY.

                  a. In exchange for the release of claims and other promises set forth in this Agreement, Company agrees to provide EMPLOYEE with the following benefits during the Transition Period:

                           (1)      Company  will pay  EMPLOYEE  a one time
payment of his base salary of $300,000 (less applicable withholding) within ninety (90) days of the Release Date (as defined in Section 16). EMPLOYEE shall not participate in Company's bonus plans or continue to accrue vacation or sick time during the Transition Period.

                           (2)      Company will provide EMPLOYEE with all of
his existing Employee health benefit insurance coverage until the Termination Date. During the Transition Period, Company will pay EMPLOYEE's monthly COBRA premium at the same level of coverage in effect prior to the Termination Date. For the six (6) months thereafter, Company will pay EMPLOYEE's same monthly COBRA premium unless EMPLOYEE has comparable health benefit insurance coverage from a subsequent employer in which case Company's obligation under this Section 4.a.(2) will cease.

                           (3)      Employee's stock options shall continue to
vest during the Transition Period in accordance with the 1988 Stock Option Plan (the "PLAN") and related documents. Vesting will stop at the end of the Transition Period. Pursuant to Section 8(d)(iii) of the Plan, the Committee has determined that the Transition Period activity is considered "employment" for purposes of vesting and such determination is irrevocable. Notwithstanding the provisions of the Plan, EMPLOYEE may exercise his stock options for a period of twelve (12) months after the end of the Transition Period.

                           (4)      EMPLOYEE will be provided  standard Company
out placement services and reasonable office space and administrative and support services at the Company's offices during the Transition Period.


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

                           (5)      Company will transfer and assign to EMPLOYEE
all of EMPLOYEE's personally used computer equipment (lap top, monitor, peripherals), fax machine and mobile phone. EMPLOYEE will be responsible for all expenses and costs related to any such items following the transfer

                  b. EMPLOYEE understands and acknowledges that EMPLOYEE will not be entitled to any compensation or benefits from Company other than those expressly set forth in this Section 3.

         5. OBLIGATIONS OF EMPLOYEE. In exchange for the benefits described in
Section 4, EMPLOYEE agrees to the following:

                  a. EMPLOYEE will continue to be bound by and comply with the terms of that certain Employee Invention Assignment and Confidentiality Agreement ("CONFIDENTIALITY AGREEMENT") effective August 10, 1993, a copy of which is attached to this Agreement as "EXHIBIT A." EMPLOYEE will return all Company property (unless otherwise agreed in writing) and all confidential and proprietary information in Employee's possession to Company within five business days of the end of the Transition Period.

                  b. For a period of one (1) year from the end of the Transition Period, EMPLOYEE will not directly or indirectly solicit or take away employees or consultants of the Company which results in any detriment to the Company.

                  c. Employee will not directly or indirectly solicit or take away suppliers or customers of the Company if such solicitation results in any detriment to the Company and if the identity of the supplier or customer or supplier or customer contact is a trade secret within the meaning of California law.

                  d. During the Transition Period, upon the request of the Board of Directors or the new President and Chief Executive Officer of the Company, EMPLOYEE will provide to the Company, marketing, sales and other consulting services within EMPLOYEE's level of experience and knowledge, not to exceed eight (8) hours per month. During the Transition Period, EMPLOYEE will not accept full-time employment or consult with any of the following companies: Wind River, Sun Microsystems, MicroSoft, Mathworks or Green Hills.

         6. RELEASE. In exchange for their respective benefits described in Sections 4 and 5, each party agrees to execute the release (the "RELEASE") attached to this Agreement as "EXHIBIT B" on the Termination Date.

         7. ARBITRATION. Any claim, dispute, or controversy arising out of or in any way relating to this Agreement or the alleged breach of this Agreement will be submitted by the parties to binding arbitration in Santa Clara County, California pursuant to Sections 1280 through Section 1294 of the California Code of Civil Proceeding except that discovery shall be limited to a reasonable number of document requests, depositions and interrogatories as determined by the arbitrator. This Section 7 will not prevent either party from seeking injunctive relief (or any other provisional remedy) from any court having jurisdiction over the parties and the subject matter of their dispute relating to Employee's obligations under Employee's Confidentiality Agreement and Employee's obligations under Section 9 hereof.

         8. ATTORNEYS' FEES. Each party agrees to pay their own legal fees incurred in reviewing and negotiating this Agreement except that Company will pay EMPLOYEE's legal fees for such purposes in an amount not to exceed $2500. The prevailing party will be entitled to recover from the losing party its attorneys' fees and costs (including expert witness fees) incurred in any arbitration, lawsuit or other proceeding brought to enforce any right arising out of this Agreement.

         9. CONFIDENTIALITY. EMPLOYEE acknowledges that EMPLOYEE has not disclosed any of the terms of this Agreement to anyone other than Employee's counsel and/or spouse/domestic partner. EMPLOYEE agrees, on behalf of EMPLOYEE and Employee's agents, not to disclose, or to take every reasonable precaution to prevent disclosure of, any of the terms of this Agreement or consideration for this


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

Agreement (the "SETTLEMENT INFORMATION") to third parties, and agrees that there will be no publicity, directly or indirectly, concerning any Settlement Information. EMPLOYEE agrees to take every reasonable precaution to disclose Settlement Information only to Employee's attorney, accountant, tax authorities, and Employee's spouse/domestic partner, if and only if these individuals have a reasonable and justifiable need to know of such Settlement Information, provided, however, that any person or entity to whom such disclosure is made will, prior to disclosure and to the extent permitted by law, acknowledge the confidentiality of such information and agree to keep such information confidential. EMPLOYEE acknowledges that the confidentiality of the terms of this Agreement is a material inducement to Company in entering into it. Except for SEC reporting and disclosure requirements, and as otherwise required by law, Company agrees to take every reasonable precaution to prevent disclosure of any of the terms of this Agreement or consideration for this Agreement (the "SETTLEMENT INFORMATION") to third parties.

         10. NON-DISPARAGEMENT. EMPLOYEE agrees to refrain from disparagement, criticism, defamation or slander of Company or any of its Employees, officers, directors, agents, products or services to anyone, including but not limited to other Employees and any past, present or prospective customers. Company agrees to provide supportive references in regard to EMPLOYEE.

         11. NO ADMISSION OF LIABILITY. Company and EMPLOYEE understand and acknowledge that this Agreement constitutes a compromise and settlement. No action taken by the parties hereto, or either of them, either previously or in connection with this Agreement will be deemed or construed to be (a) an admission of the truth or falsity of any claims or (b) an acknowledgment or admission by a party of any fault or liability whatsoever to the other party or to any third party.

         12. NO KNOWLEDGE OF WRONGDOING. EMPLOYEE has no knowledge of any wrongdoing involving improper or false claims against a federal or state governmental agency, or other wrongdoing, that involves EMPLOYEE or other present or former Company employees.

         13. SUCCESSORS. The provisions of this Agreement will extend and inure to the benefit of, and be binding upon the respective legal successors and assigns of Company and EMPLOYEE in addition to Company and EMPLOYEE.

         14. NO ORAL MODIFICATION. This Agreement may not be altered or amended except by a written document executed by EMPLOYEE and Company.

         15. GOVERNING LAW. This Agreement will in all respects be governed by the laws of the State of California as applied to agreements entered into and to be performed entirely within California between California residents.

         16. RELEASE DATE. This Agreement is effective as of June 15, 1998, provided that the Release, and Company's obligations pursuant to Section 4 above, shall become effective on the eighth day after the Termination Date and the Release has been signed by both parties (the "RELEASE DATE"), unless sooner revoked by EMPLOYEE in which case this Agreement will terminate immediately upon such revocation. If EMPLOYEE desires to revoke the Release, EMPLOYEE must deliver or cause to be delivered a written statement of revocation from EMPLOYEE prior to the Release Date to the Company's Human Resources Department. If EMPLOYEE has signed the Release and has not revoked such Release by the eighth day after the Termination Date and the date of his signature but Company does not sign the Release, EMPLOYEE shall be entitled to the consideration specified in Section 4.a.

         17. NO REPRESENTATIONS. Each party represents that it has had the opportunity to consult with an attorney, and has carefully read and understands the scope and effect of the provisions of this Agreement. Neither party has relied upon any representations or statements made by the other party hereto which are not specifically set forth in this Agreement.

         18. COUNTERPARTS. This Agreement may be executed in counterparts, and each counterpart will have the same force and effect as an original and will constitute an effective, binding agreement on the part of each of the undersigned.


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

        19. SEVERABILITY. In the event that any one or more of the provisions contained herein will for any reason be held to be unenforceable in any respect under any statute, rule or law of any state or of the United States of America, such unenforceability will not affect any other provision of this Agreement, but, with respect only to the jurisdiction holding the provision to be unenforceable, this Agreement will then be construed as if such unenforceable provision or provisions had never been contained herein.

        20. INTEGRATION. This Agreement, including the exhibits hereto and Stock Option Documents, constitutes the entire agreement between the parties with respect to the subject matter of this Agreement and supersedes all prior negotiations and agreements, whether written or oral.




EMPLOYEE:                                     INTEGRATED SYSTEMS, INC.


David P. St. Charles                          /s/ NARENDRA K. GUPTA
                                              ------------------------
                                              By: Narendra K. Gupta
                                              Title:  Chairman of the Board
/s/ DAVID P. ST.CHARLES
------------------------
Signature

Date:  December 17, 1998                      Date:  December 17, 1998



                                    EXHIBIT B


         THIS GENERAL RELEASE OF CLAIMS ( "RELEASE") is between David St. Charles ("EMPLOYEE") and Integrated Systems, Inc. ("Company"), a California corporation, in accordance with Section 6 of the Agreement entered into by the parties as of June 15, 1998, (the "AGREEMENT"). Unless otherwise defined herein, the terms defined in the Agreement shall have the same defined meanings in this Release.

         1. PAYMENT OF SALARY. The parties acknowledge and agree that as of the Effective Date, all salary, and any and all other benefits, or other such sums due EMPLOYEE were paid to EMPLOYEE. In light of the payment by Company of all wages due, or to become due to EMPLOYEE, California Labor Code Section 206.5 is not applicable to the parties hereto. Said section provides in pertinent part:

         No employer will require the execution of any release of any claim or right on account of wages due, or to become due, or made as an advance on wages to be earned, unless payment of such wages has been made.

         2. RELEASE. EMPLOYEE and Company, on behalf of themselves and their respective heirs, family members, executors, investors, Employees, officers, directors, agents, attorneys, legal successors, and assigns, hereby fully and forever release each other and their respective heirs, family members, executors, shareholders, from and agree not to sue concerning, any and all claims, actions, obligations, duties, causes of action, whether now known or unknown, suspected or unsuspected, that either of them may possess based upon or arising out of any matter, cause, fact, thing, act, or omission whatsoever occurring or existing at any time to and including the Effective Date (collectively, the "RELEASED MATTERS"), including without limitation,

                  (1) any and all claims relating to or arising from Employee's employment relationship with Company and the termination of that relationship;


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

                  (2) any and all claims relating to, or arising from, Employee's right to purchase, or actual purchase of, shares of stock of Company, including, without limitation, any claims of fraud, misrepresentation, breach of fiduciary duty, breach of duty under applicable state corporate law, and securities fraud under any state or federal law;

                  (3) any and all claims for wrongful discharge of employment; termination in violation of public policy; discrimination; breach of contract, both express and implied; breach of a covenant of good faith and fair dealing, both express and implied; promissory estoppel; negligent or intentional infliction of emotional distress; negligent or intentional misrepresentation; negligent or intentional interference with contract or prospective economic advantage; unfair business practices; defamation; libel; slander; negligence; personal injury; assault; battery; invasion of privacy; false imprisonment; and conversion.

                  (4) any and all claims for violation of any federal, state or municipal statute, including, but not limited to, Title VII of the Civil Rights Act of 1964, the Civil rights Act of 1991, the Age Discrimination in Employment Act of 1967, the Americans with Disabilities Act of 1990, the Fair Labor Standards Act, the Employee Retirement Income Security Act of 1974, the Worker Adjustment and Retraining Notification Act, Older Workers Benefit Protection Act, and the California Fair Employment and Housing Act, and Labor Code section 201, ET. SEQ.;

                  (5) any and all claims for violation of the federal, or any state, constitution;

                  (6) any and all claims arising out of any other laws and regulations relating to employment or employment discrimination;

                  (7) any and all claims for attorneys' fees and costs;

                  (8) any and all acts or omissions done by EMPLOYEE on behalf of the Company; and

                  (9) any and all claims either Company or EMPLOYEE may have against the other for any acts by either occurring at any time prior to the execution of this Release.

Each of the parties agrees that the foregoing enumeration of claims released is illustrative, and the claims hereby released are in no way limited by the above recitation of specific claims, it being the intent of the parties to fully and completely release all claims whatsoever in any way relating to the Employee's employment with Company and to the termination of such employment. Each of the parties agrees that the release set forth in this section will be and remain in effect in all respects as a complete general release as to the matters released. This Release does not extend to any obligations incurred under this Agreement or any future obligations under the Confidentiality Agreement. This Release shall remain in effect in the event of any breach of the Agreement.

                           a.       EMPLOYEE represents that Employee has no
lawsuits, claims or actions pending in Employee's name, or on behalf of any other person or entity, against Company or any other person or entity referred to herein. EMPLOYEE also represents that EMPLOYEE does not intend to bring any claims on Employee's own behalf against Company or any other person or entity referred to herein.

                           b.       Each party represents that it is not aware
of any claim by it other than the claims that are released by this Release. Each party acknowledges that it has been advised by legal counsel and is familiar with Section 1542 of the Civil Code of the State of California, which states:

                           A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE


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

                           MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

Each party expressly waives any right or benefit which it has or may have under
Section 1542 of the California Civil Code or any similar provision of the statutory or non-statutory law of any other jurisdiction, including Delaware, to the full extent that each party may lawfully waive those rights and benefits pertaining to the subject matter of this Release. The parties acknowledge that in the future they may discover claims or facts in addition to or different from those that they now know or believe to exist with respect to the subject matter of this Release, and that each of EMPLOYEE and Company intend to fully, finally, and forever settle all of the Released matters in exchange for the benefits set forth in this Release and in the Agreement. This release will remain in effect as a full and complete release notwithstanding the discovery or existence of any additional claims or facts.

         3. INDEMNIFICATION. This Release shall not apply with respect to any claims arising under Employee's existing rights to indemnification and defense pursuant to the articles and bylaws of Company and existing indemnification agreement for acts as a director and/or officer or to Employee's rights of insurance under any director and officer or other liability policy in effect covering Company's directors and officers. Company agrees to maintain any such director and officer liability policy and any other liability policy in effect with respect to Employee's for services performed by him as a director and officer to the same extent as other Company directors and officers.

         4. ACKNOWLEDGMENT OF WAIVER OF CLAIMS UNDER ADEA. EMPLOYEE acknowledges that EMPLOYEE is waiving and releasing any rights Employee's may have under the Age Discrimination in Employment Act of 1967 ("ADEA") and that this waiver and release is knowing and voluntary. EMPLOYEE and Company agree that this waiver and release does not apply to any rights or claims that may arise under ADEA after the Effective Date of this Release, EMPLOYEE acknowledges that the consideration given for this waiver and release agreement in addition to anything of value to which EMPLOYEE was already entitled. EMPLOYEE further acknowledges that EMPLOYEE has been advised by this writing that:

                  a. EMPLOYEE should consult with an attorney PRIOR to executing this Release;

                  b. EMPLOYEE has at least twenty-one (21) days within which to consider this Release, although EMPLOYEE may accept the terms of this Release at any time within those 21 days;

                  c. EMPLOYEE has at least seven (7) days following the execution of this Release by the parties to revoke this Release; and

                  d. This Release will not be effective until the revocation period has expired.

         5. VOLUNTARY EXECUTION OF AGREEMENT. This Release is executed voluntarily and without any duress or undue influence on the part or behalf of the parties hereto, with the full intent of releasing all claims. The parties acknowledge that:

                  a.       they have read this Release;

                  b. they have been represented in the preparation, negotiation, and execution of this Release by legal counsel of their own choice or that they have voluntarily declined to seek such counsel;

                  c. they understand the terms and consequences of this Release and of the releases it contains;

                  d. they are fully aware of the legal and binding effect of this Release.

                           EMPLOYEE UNDERSTANDS THAT EMPLOYEE MAY CONSULT WITH AN ATTORNEY BEFORE SIGNING THIS RELEASE AND UNDERSTANDS THAT EMPLOYEE IS GIVING UP ANY


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

                           LEGAL CLAIMS EMPLOYEE HAS AGAINST COMPANY BY
                           SIGNING THIS RELEASE. EMPLOYEE FURTHER
                           ACKNOWLEDGES THAT EMPLOYEE DOES SO KNOWINGLY, WILLINGLY, AND VOLUNTARILY IN EXCHANGE FOR THE BENEFITS DESCRIBED IN SECTION 3 OF THE AGREEMENT.

         6. INTEGRATION. This Release together with the Agreement constitutes the entire agreement between the parties with respect to the subject matter of this Agreement and supersedes all prior negotiations and agreements, whether written or oral.


EMPLOYEE:                                     INTEGRATED SYSTEMS, INC.


David P. St. Charles                          /s/ NARENDRA K. GUPTA
                                              ------------------------
                                              By: Narendra K. Gupta
                                              Title:  Chairman of the Board
/s/ DAVID P. ST.CHARLES
------------------------
Signature

Date:  December 17, 1998                      Date:  December 17, 1998



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